Letter of Intent

Date : 4th February 2014

Buyer : [redacted]

[redacted]

Seller : [redacted]

We are pleased to letter of intent the under-mentioned article(s) as per conditions and details described as follows

Commodity: 100 % Sawdust Wood pellet as fuel
Origin: USA and Canada
Specification:

Diameter/length	Diameter 6 or 8 mm , length 35mm Max for pellets
Moisture	8% Max / Your specification please ?
Calorific Value (GCV)	4,300Kcal/kg's Over / same as above
Ash	1.5% Max / same as above
Inner Density	1,000-1,300kg/M3 / same as above
Bulk Density	1000-1300 / same as above
Sulfur	0.05% Max
Package	Jumbo bags / 15 or 20 kg PE/PP Bag packing
Quantity	Over 5,000 MT/monthly
Period	Year basis
Price	FOB port : Western coast port - Please offer best price
Payment terms	L/C transferable
Destination	Korean main port
Price terms	FOB – Where is your loading port ?
	Please send me photos,specification,test report,
	And Packing ways of your products.